SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

			Approved By	Last	Must Be
	Name of Fund	Fee*	Shareholders	Approved	Approved By
1.	Victory Diversified Stock Fund	0.65% on the first $800	June 21, 2013	December 6,	December 31,
		million, 0.60% on the next		2022	2023
		$1.6 billion, and 0.55% on
		assets in excess of $2.4
		billion

2.	Victory INCORE Fund for Income	0.50% on the first $400	June 7, 2013	December 6,	December 31,
	Fund	million, 0.45% on the next		2022	2023
		$400 million, and 0.40% on
		assets in excess of $800
		million

3.	Victory INCORE Investment	0.75% on the first $400	May 17, 2013	December 6,	December 31,
	Grade Convertible Fund	million, 0.65% on the next		2022	2023
		$400 million, and 0.60% on
		assets in excess of $800
		million

4.	Victory INCORE Total Return	0.40%	October 31,	December 6,	December 31,
	Bond Fund		2014	2022	2023

5.	Victory Integrity Discovery Fund		October 31,	December 6,	December 31,
		1.00%	2014	2022	2023

6.	Victory Integrity Mid-Cap Value	0.75% of the first $500	October 31,	December 6,	December 31,
	Fund	million of average daily net	2014	2022	2023
		assets; and 0.70% of
		average daily net assets in
		excess of $500 million

7.	Victory Integrity Small/Mid-Cap	0.80% of the first $300	October 31,	December 6,	December 31,
	Value Fund	million of average daily net	2014	2022	2023
		assets; and 0.75% of
		average daily net assets in
		excess of $300 million

8.	Victory Integrity Small-Cap Value	0.90% of the first $300	October 31,	December 6,	December 31,
	Fund	million of average daily net	2014	2022	2023
		assets; and 0.85% of
		average

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

		Name of Fund	Fee*	Approved By	Last	Must be
				Shareholders	Approved	Approved By

9.		Victory Munder Mid-Cap Core	0.75% on the first $6	October 31,	December 6,	December 31,
		Growth Fund	billion of average daily net	2014	2022	2023
			assets, 0.70% on the next
			$2 billion, and 0.65% on
			average daily net assets
			exceeding $8 billion

10.		Victory Munder Multi-Cap Fund	0.75% of the first $1 billion	October 31,	December 6,	December 31,
			of average daily net assets;	2014	2022	2023
			0.72% of the next $1
			billion; and 0.70% of
			average daily net assets in
			excess of $2 billion

11.		Victory Special Value Fund	0.75% on the first $400	August 15, 2013	December 6,	December 31,
			million, 0.65% on the next		2022	2023
			$400 million, and 0.60% on
			assets in excess of $800
			million

12.		Victory Strategic Allocation Fund	0.10%	June 7, 2013	December 6,	December 31,
					2022	2023

13.		Victory Sycamore Established	0.65% on the first $100	June 7, 2013	December 6,	December 31,
		Value Fund	million, 0.55% on the next		2022	2023
			$100 million, and 0.45% on
			assets in excess of $200
			million

14.		Victory Sycamore Small Company	0.85% on the first $500	May 17, 2013	December 6,	December 31,
		Opportunity Fund	million, 0.75% on assets in		2022	2023
			excess of $500 million

15.		Victory S&P 500 Index Fund	0.20% of the first $250	October 31,	December 6,	December 31,
			million of average daily net	2014	2022	2023
			assets; 0.12% of the next
			$250 million; and 0.07% of
			average daily net assets in
			excess of $500 million

16.		Victory Trivalent International	0.80% on the first $1	October 31,	December 6,	December 31,
		Fund – Core Equity	billion of average daily	2014	2022	2023
			assets; and 0.75% of the
			average daily net assets in
			excess of $1 billion

17.		Victory Trivalent International	0.95% on the first $1	October 31,	December 6,	December 31,
		Small-Cap Fund	billion of average daily net	2014	2022	2023
			assets; and 0.90% of the
			average daily net assets in
			excess of $1 billion

	.

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

Current as of December 6, 2022

VICTORY PORTFOLIOS

By:

Name: Christopher K. Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief Administrative

Officer

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.